UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the board of directors (the “Board”) of Phathom Pharmaceuticals, Inc. (the “Company”) appointed Frank Karbe to the Board as a Class II director, effective immediately, with an initial term expiring at the 2024 annual meeting of stockholders of the Company. Mr. Karbe will serve on the audit and compensation committees of the Board.

Mr. Karbe served as the Principal Financial and Accounting Officer of Myovant Sciences, Inc. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 when Aduro Biotech was merged with Chinook Therapeutics, Inc. Mr. Karbe also served as a director of Arbutus Biopharma Corporation from 2010 to 2018. Mr. Karbe received his Diplom Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany.

In connection with his appointment to the Board, Mr. Karbe received an option to purchase 20,000 shares of common stock of the Company, in accordance with the Company’s Non-Employee Director Compensation Program. The option award will have a term of ten years from the date of grant and will vest and become exercisable over three years, subject to Mr. Karbe’s continued service on the Board through the applicable vesting date. Mr. Karbe will also receive cash compensation for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Program. Mr. Karbe will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on September 30, 2019.

There are no arrangements or understandings between Mr. Karbe and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Karbe and the Company. The Board has determined that Mr. Karbe meets the applicable independence requirements of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: April 26, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary